 EXHIBIT 4.2

PLEDGE AND SECURITY AGREEMENT

by and among

DELAWARE TRUST COMPANY,

as Collateral Agent,

and

UNITED STATES ENRICHMENT CORPORATION

DATED AS OF FEBRUARY 14, 2017

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIENS AND SECURITY INTERESTS HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT HERETO ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENTS AND, ON THE OTHER HAND, THIS PLEDGE AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 14th day of February, 2017 (together with all Exhibits, Annexes and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, this “Agreement”), is made by United States Enrichment Corporation, a Delaware corporation (“Enrichment” or “Pledgor”), a wholly owned subsidiary of Centrus Energy Corp., a Delaware corporation (“Parent” or “Issuer”), in favor of Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee under the Indenture and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent under this Agreement and together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition shall have the meaning given to them in the Indenture referred to below.

RECITALS

A. Concurrently herewith, Parent, Enrichment, Collateral Agent and Trustee are executing and delivering that certain Indenture dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Indenture”) pursuant to which the Parent will issue certain 8.25% Toggle Notes due 2027 (the “Notes”) and Enrichment will guarantee payment thereof and the payment and performance of other obligations pursuant to the guarantee set forth in the Indenture and the notation of guarantee attached to the Notes (collectively, the “Guarantee”).

B. The Trustee, the Collateral Agent and the holders of certain existing indebtedness, or the representatives of such holders, may in the future enter into one or more Intercreditor Agreements in accordance with the Indenture.

C. It is a condition to the willingness of the Trustee and the Collateral Agent to enter into the Indenture and the Holders to acquire the Notes that the Pledgor shall have entered into this Agreement pursuant to which the Pledgor shall agree to secure the payment in full of the Guarantee. The Secured Parties are relying on this Agreement in their decision to extend credit to the Issuer under the Notes, and would not acquire the Notes without the execution and delivery of this Agreement by the Pledgor.

D. The Pledgor will obtain substantial benefits as a result of the extension of credit to the Parent under the Indenture and the Notes, and, accordingly, desires to execute and deliver this Agreement.

NOW, THEREFORE, the Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meaning set forth below:

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“ACP Grant” means the Cooperative Agreement dated June 12, 2012 (as amended) whereby the DOE agrees to reimburse the Parent for 80% of the ACP Expenditures incurred by the Parent during a specified period, which reimbursement arrangement shall provide for (a) a direct cash payment to the Pledgor or Parent from the DOE, (b) a release of liabilities that enables the Pledgor or Parent to receive cash proceeds (including the release of cash pledged to secure (x) surety bonds, (y) letters of credit or (z) other like instruments) or (c) another form of asset transfer that enables the Parent to receive cash proceeds (including the release of cash pledged to secure (x) surety bonds, (y) letters of credit or (z) other like instruments).

“ACP Grant Purchased Property” means any and all equipment purchased or otherwise acquired by the Parent or Pledgor pursuant to the ACP Grant which agreement requires that such equipment either (a) be pledged to the DOE or (b) remain free and clear of liens and security interests.

“Affiliate Securities” means all “securities” of any of the Pledgor’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1033, as amended, and any successor rule).

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Copyrights” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States copyrights (including any registrations and applications therefor and all renewals and extensions thereof), now owned or existing or created or hereafter acquired or arising; provided that “Copyrights” shall not include those items relating to advanced enrichment technologies.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” shall mean any agreement now or hereafter in effect granting any right to any third party under any of the Copyrights now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Copyrights herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Deferred Interests” shall mean all (i) Copyright Collateral, (ii) Patent Collateral, (iii) Trademark Collateral and (iv) Proceeds with respect to the foregoing.

“Deferred Interests Triggering Event” shall have the meaning ascribed thereto in Section 2.3(b).

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, each deposit account of Pledgor, whether now owned or existing or hereafter acquired or arising and together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into any such account.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“DOE” means the United States Department of Energy.

“DOE Collateral” means (i) natural uranium feed material or other material acceptable to the Parent or Pledgor transferred by the DOE to the Parent or Pledgor as payment in kind for services rendered, or to be rendered, to the DOE or for resale by the Parent or Pledgor, which material is maintained by or for the Parent or Pledgor in specifically designated cylinders, (ii) any Equipment in which the DOE has or, pursuant to any existing or future contract or agreement, may acquire any ownership interest, (iii) the Receivables arising from the sale by the Parent or Pledgor of the material referred to in the foregoing clauses (i) or (ii) to the extent such Receivables are identified as DOE Collateral in the Parent’s or Pledgor’s written or electronic records, and (iv) all contracts and agreements for the sale of the material referred to in the foregoing clauses (i) or (ii), books and records related to such material and all proceeds of such material.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Equity Interest” shall mean all Equity Interests in any subsidiaries of the Pledgor as of the date hereof or which become a subsidiary of the Pledgor after the date hereof and the certificates, if any, representing such shares or other Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and any other warrant, right or option to acquire any of the foregoing; provided, however, in no event shall Affiliate Securities constitute Equity Interests to the extent excluded by Section 2.1 hereof.

“Excluded Account” shall mean, collectively, (a) any Deposit Account of Pledgor which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits and (b) any other Deposit Account of Pledgor in which the average monthly balance of available funds on deposit does not exceed $100,000, provided that the aggregate average monthly balance of available funds on deposit in all Deposit Accounts under this clause (b) does not at any time exceed $500,000.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, provided that “General Intangibles” shall not include (a) Copyright Collateral, Patent Collateral or Trademark Collateral, (b) the rights of the Pledgor under contracts, agreements, licenses or permits to the extent that the grant by the Pledgor, or the enforcement by the Collateral Agent, of a security interest in such contract, agreement, license or permit would violate the terms thereof or applicable law or regulation (other than to the extent that any such term, law or regulation would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or regulation or principles of equity), (c) the rights of the Pledgor under any contract or agreement pursuant to which the Pledgor is acting as agent for the United States Government or (d) the rights of the Pledgor under the Russian Contract; provided, further, that the foregoing proviso shall not have the effect of excluding from the Collateral any Accounts or rights to receive any money or other amounts due or to become due to Pledgor under any such contract, agreement, license or permit or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such contract, agreement, license or permit.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts or other Collateral.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging (including the cylinders owned by the Pledgor in which inventory is placed), delivery, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of Pledgor, all goods in which Pledgor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Pledgor or is held by Pledgor or by others for the account of Pledgor, and in each case whether now owned or existing or hereafter acquired or arising, but excluding highly-enriched uranium (HEU) also referred to as weapons grade uranium and inventory and equipment not owned by Pledgor and held in storage for third parties. This definition also shall not, under any circumstances, include any equipment or material or components thereof owned by third parties (including, but not limited to Customers of Pledgor) including, without limitation, feed material, enriched uranium and separative work units, reflected in the Inventory Accounts maintained by Pledgor to record the amount of feed material, enriched uranium and separative work units, credited to such third parties.

“Inventory Account” shall mean a written or electronic record maintained by Pledgor in its own name or in the name of a third party, which records any or all of natural uranium, enriched uranium, separative work units and other nuclear material or components held by or for Pledgor that is owned by the named account holder.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License or Trademark License.

“Money” when used with initial capitalization shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Paducah Facility” means the gaseous diffusion enrichment facility operated by the Pledgor in Paducah, Kentucky.

“Paducah Transition” means an orderly shutdown of operations at the Paducah Facility (including any steps taken towards implementation of such a shutdown) in accordance with the Pledgor’s agreements with the DOE and applicable law.

“Patents” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States patents and pending patent applications, patent disclosures and any and all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising; provided that “Patents” shall not include those items relating to advanced enrichment technologies.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean any agreement, whether written or oral, now or hereafter in effect granting to any third party any right to make, use or sell any invention on which one or more of the Patents, now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, is in existence, or granting to Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patents herein, now or hereafter owned by any third party, is in existence, and all rights of Pledgor under any such agreement.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s or P-1 from Moody’s Investors Service, Inc.;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) investments in money market mutual funds having portfolio assets in excess of $2,000,000,000 that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by Standard & Poor’s or Aaa by Moody’s Investors Service, Inc.; and

(e) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Proceeds” shall have the meaning given to such term in Section 2.1.

“Russian Contract” means that certain Enriched Product Transitional Supply Contract dated March 23, 2011 between Enrichment and Joint Stock Company Techsnabexport, as the same may from time to time be amended, modified, supplemented or restated in accordance with its terms.

“Secured Obligations” shall have the meaning given to such term in Section 2.2.

“Secured Parties” shall mean, collectively, the Trustee, the Collateral Agent, the Holders from time to time.

“Securities Account” shall have the meaning ascribed to such term in the Uniform Commercial Code.

“Trademarks” shall mean, collectively, all of Pledgor’s United States trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, service marks, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, including any registrations and applications thereof (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising; provided that “Trademarks” shall not include those items relating to advanced enrichment technologies.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any of the Trademarks or Trademark Licenses, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” shall mean any agreement, whether written or oral, now or hereafter in effect granting any right to any third party under any of the Trademarks now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Trademarks herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

Classified Information. In no event shall any of the Copyright Collateral, Patent Collateral or Trademark Collateral include any Copyright, Patent or Trademark, any application for a Copyright, Patent or Trademark, or any license or right under any Copyright, Patent or Trademark that is “classified” for reasons of national security or foreign policy under applicable laws or with respect to which Pledgor is not entitled to pledge, sublicense or assign pursuant to its terms or applicable law or regulation.

Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein, unless the context suggests that a different meaning is intended. Except as aforesaid, capitalized terms used herein without definition shall have the meanings given to them in the Indenture.

ARTICLE II

CREATION OF SECURITY INTEREST

Pledge and Grant of Security Interest. Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)       all Accounts;

(ii)       all Chattel Paper;

(iii)       all Deposit Accounts;

(iv)       all Documents;

(v)       all Instruments;

(vi)       all Inventory;

(vii)       all Equipment;

(viii)       all Investment Property (other than Equity Interests) representing Permitted Investments or Securities Accounts and any other Investment Property subject to agreements purporting to establish the control (within the meaning of Section 8-106 of the Uniform Commercial Code) of (a) the Collateral Agent thereon or (b) solely the holders of indebtedness secured by a senior lien in accordance with the applicable Intercreditor Agreement (in cases where such holders have not consented to the Collateral Agent obtaining control pursuant to a control agreement with respect to any such Investment Property in connection with Section 4.11 hereof);

(ix)       all cash which is not in a Deposit Account and all Money;

(x)       all Equity Interests whether Investment Property or General Intangibles; provided, however, that no Equity Interests of any Foreign Subsidiary shall be included hereunder to the extent that the aggregate amount of Equity Interests of such Foreign Subsidiary pledged hereunder would exceed 65% of such Foreign Subsidiary’s Equity Interests;

(xi)       all books and records, wherever located, relating to any of the Collateral;

(xii)       all General Intangibles (other than Equity Interests and other than Deferred Interests); and

(xiii)       any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (x) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (y) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral and appropriate statements with the appropriate jurisdictions describing any other statutory liens held by the Trustee or the Collateral Agent and shall provide copies and evidence of the filing thereof to the Trustee and Collateral Agent within a reasonable time period after such filing.

In no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in (i) the DOE Collateral, (ii) any ACP Grant Purchased Property and (iii) any of Pledgor’s rights or interests in any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

Security for Secured Obligations. This Agreement and the Collateral of Pledgor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all the following liabilities and obligations of the Pledgor: (a) all liabilities and obligations, including obligations owing to the Collateral Agent under the Security Documents (as defined in the Indenture), of the Pledgor as a Guarantor pursuant to and under the Guarantee, whether such liabilities and obligations are now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, interest accruing after the filing of a petition or commencement of a case by or with respect to Issuer or Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), (b) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and (c) all fees, costs and expenses payable by Pledgor under Section 8.1 (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the Securities and Exchange Commission of separate financial statements of any “affiliate” of the Pledgor due to the fact that such affiliate’s “securities” secure any Secured Obligations, then such “securities” shall automatically be deemed not to constitute security for any Secured Obligations and shall not constitute Equity Interests or Collateral hereunder. As used herein, “securities” and “affiliate” shall have the meaning set forth in Regulation S-X or such other law, rule or regulation, as applicable.

Deferred Interests.

(a)       Subject to Section 2.3(b), Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (it being understood that, subject to Section 2.3(b), Section 2.3(c) and Section 1.2, the following assets and properties shall also constitute “Collateral” as used in this Agreement):

(i)       all Copyright Collateral;

(ii)       all Patent Collateral;

(iii)       all Trademark Collateral; and

(iv)       any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (it being understood that, subject to Section 2.3(b) and Section 2.3(c), the foregoing assets and properties referred to in this clause (iv) shall also constitute “Proceeds” as used in this Agreement).

(b)       Notwithstanding the provisions of Section 2.3(a) or any of the provisions contained herein or in the Indenture or Notes, no Lien upon and security interest in the Deferred Interests shall be deemed to have occurred nor shall any such Lien and security interest be deemed to have attached to or on the Deferred Interests until any of the following events shall have occurred (each a “Deferred Interests Triggering Event”): (i) Deferred Interests shall be pledged to the holders of such Designated Senior Claim or a representative on their behalf to secure a Designated Senior Claim, or (ii) an Event of Default shall have occurred and be continuing. Immediately upon the occurrence of any Deferred Interests Triggering Event, a Lien on the Deferred Interests consisting of Copyright Collateral, Patent Collateral, Trademark Collateral and all Proceeds related thereto shall automatically be deemed to have attached in favor of the Collateral Agent pursuant to this Section 2.3 without any further action by the Collateral Agent or Pledgor and, on and after the occurrence of such Deferred Interests Triggering Event, the Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral represented by such Deferred Interests and Pledgor shall take all necessary actions, including, but not limited to, those required by Sections 4.9, 4.10 and 4.12 herein to complete any required annexes to this Agreement, as promptly as possible (and in no event more than ten (10) days from the occurrence of any such Deferred Interests Triggering Event) at Pledgor’s expense in order to give the Collateral Agent a first priority security interest (subject to Permitted Liens) in the Collateral represented by such Deferred Interests. As of the date on which a Lien on any Deferred Interests attaches pursuant to this Section 2.3, the Pledgor shall be deemed to have reaffirmed the representations and warranties set forth in Article III with respect to such Deferred Interests. Notwithstanding anything to the contrary set forth herein, with respect to any Patent Collateral, no Lien or security interest in favor of the Collateral Agent shall attach or be deemed to attach, and Collateral Agent agrees not to take any action to register, record or file any financing statement or other evidence of a Lien or security interest, without the prior written consent of the Pledgor (except that no such consent shall be required if a bankruptcy or insolvency proceeding shall have been commenced by or against Pledgor) if: (i) the attachment, registration, recordation or filing of such Lien could reasonably be expected to (x) result in a breach or violation of any of the terms or provisions of any license, permit or contractual agreement between Pledgor and the DOE or any other applicable governmental authority or (y) limit, invalidate or impair Pledgor’s right to maintain ownership of or license or right to use, such Patent Collateral; or (ii) such Patent Collateral includes classified information and the attachment, registration, recordation or filing of such Lien on such Patent Collateral would constitute a breach or violation of Pledgor’s duty to maintain the confidentiality of such classified information.

(c)       Without limiting Section 1.2, in no event shall the Collateral include, and Pledgor shall not be deemed to have granted a security interest in any of Pledgor’s rights or interests in, any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such term, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such term had never been in effect; provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

(d)       Except as specifically provided herein or as permitted by the Indenture, Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Deferred Interests or any interest therein; provided that a Lien on Deferred Interests may be granted to secure Designated Senior Claims so long the Collateral Agent also has a Lien on any and all Deferred Interests securing any Designated Senior Claim.

Inventory Account. Pledgor shall establish, in its own name, an Inventory Account to which all Pledgor-owned uranium and SWU Component in the Inventory shall be credited. The balance of material credited to this Inventory Account shall be reconciled monthly.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants all of the following set forth in this Article III as follows as of the date hereof:

Ownership of Collateral. Pledgor owns, or has valid rights as a lessee or licensee, and the power to transfer or pledge with respect to, all Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) purported to be pledged by it hereunder, free and clear of any Liens, except for the Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Collateral Agent as secured party and Uniform Commercial Code financing statements which have been terminated, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Collateral Agent as secured party and (iii) in respect of Permitted Liens.

Security Interests; Filings. This Agreement, together with (i) the filing of duly completed and authorized Uniform Commercial Code financing statements (A) naming Pledgor as debtor, (B) naming the Collateral Agent as secured party, and (C) describing the Collateral, in the jurisdictions set forth with respect to Pledgor on Annex B hereto, (ii) when the Lien on the Deferred Interests attaches pursuant hereto, the filing of duly completed and executed assignments in the forms set forth as Exhibits B, C and D with the U.S. Copyright Office or the U.S. Patent and Trademark Office, and, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral and Trademark Collateral of Pledgor, as the case may be, (iii) to the extent required hereunder, the physical delivery to the Collateral Agent of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank and (iv) the entering into of “control agreements” with respect to each Deposit Account and Securities Account to the extent required hereunder, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral that can be perfected by the filing of financing statements under the UCC, or that have been so delivered, or as to which such “control” has been obtained, in each case, in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code by reason of Sections 9-309, 9-310, 9-311 and 9-312 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code. None of the Equipment is covered by any certificate of title, except for Equipment consisting of motor vehicles. Notwithstanding the foregoing or any other provision of this Agreement, no action need be taken to create, perfect or otherwise protect the security interest under any foreign (i.e. non-U.S.) law.

Locations. Annex C lists, as to Pledgor, (i) the addresses of its chief executive office, each other place of business, its state of incorporation and organizational I.D. number, (ii) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained, and (iii) the address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed on Annex C, (B) between locations listed on Annex C, or (C) to processors or a location listed on Annex C. Except as may be otherwise noted therein, all locations identified in Annex C are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer. Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex C, and Pledgor has not entered into any contract or granted any Lien within the past five (5) years under any name other than its legal name or a trade or fictitious name indicated on Annex C. Each trade or fictitious name is a trade name and style (and not the name of an independent corporation or other legal entity) by which Pledgor may identify and sell certain of its goods or services and conduct a portion of its business; all related Accounts are owned solely by the Pledgor and are subject to the Liens and other terms of this Agreement; and in no event shall Pledgor assert that products invoiced under the name of any trade or fictitious name that are subject to a dispute with Customers are not subject to the terms of this Agreement as though such trade or fictitious name did not exist.

Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder, except for (i) the filings and actions described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, compliance with the federal Assignment of Claims Act of 1940, as amended, (iii) in the case of Equity Interests, such filings and approvals as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally, (iv) consents and approvals, if any, required from the Department of Energy in its capacity as owner of the plants at which Collateral is located in connection with the exercise of remedies hereunder under circumstances where the Pledgor does not remain in control of such plants or in control of the portion of such plants where Collateral is located, and (v) the other consents and approvals described in Section 8.15. The provisions of this Section 3.4 shall not apply to any Collateral located outside of the United States. Nothing in this Agreement shall be construed to require or authorize the Collateral Agent to comply with the federal Assignment of Claims Act.

No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on Pledgor’s ability to grant to the Collateral Agent a Lien upon and security interest in the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) pursuant to this Agreement or (except for the provisions of the federal Assignment of Claims Act of 1940, as amended, or applicable regulatory limitations on access to U.S. Government-owned facilities) the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral) except for the restrictions described in Section 8.15 or Section 1.2, and there are no contractual restrictions, prohibitions or limitations on Pledgor’s ability so to grant such Lien and security interest or on the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral).

Equity Interests. The Pledgor has no subsidiaries.

Intellectual Property. Concurrently with the execution and delivery of this Agreement by the Pledgor, the Pledgor has delivered to the Collateral Agent a schedule of material Copyrights, Patents and Trademarks, which schedule correctly sets forth all material registered Copyrights, Patents and Trademarks owned by the Pledgor (other than Copyrights, Patents and Trademarks, the subject matter of which is “classified” for reasons of national security or foreign policy) as of the date hereof. As of date on which the Lien on the Deferred Interests attaches pursuant hereto, Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks owned by Pledgor as of the date thereof and used or proposed to be used in its business. Except to the extent set forth on Schedule I hereto, as of the date hereof and as of the date on which the Lien on such Deferred Interests attaches, Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks material to its business and, to the best of Pledgor’s knowledge, the use thereof by the Pledgor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the date on which the Lien on the Deferred Interests attaches, all Copyrights, Patents and Trademarks (a) have been duly registered in, filed in or issued by the U.S. Copyright Office, United States Patent and Trademark Office or other corresponding offices of other applicable jurisdictions, where such registration or filing is commercially reasonable, the subject matter of the Copyright, Patent or Trademark is not “classified” for reasons of national security or foreign policy, and registration and filing is permitted by applicable law or regulation, and (b) have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except, in each case, for such Patents, Trademarks or Copyrights which, as reasonably determined by the Pledgor consistent with prudent and commercially reasonable business practices (x) are not material to the business of the Pledgor or (y) the Pledgor has abandoned prior to the date on which the Lien on such Deferred Interests attaches.

Documents of Title. No material bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory or Equipment in transit in the ordinary course of business to a location set forth on Annex C or to or from a supplier or a customer of Pledgor, or to or from a fabricator or other nuclear fuel processor or a storage facility.

Deposit Accounts and Securities Accounts. Annex G correctly sets forth all Deposit Accounts and Securities Accounts of Pledgor. Other than any Excluded Accounts, each Deposit Account is subject to a deposit account control agreement and each Securities Account is subject to a securities account control agreement (subject to Section 3.2 and 8.16 hereof).

ARTICLE IV

COVENANTS

Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of either this Agreement or the Indenture (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Collateral Agent). Nothing herein shall preclude Pledgor from swapping Inventory or Equipment for comparable material or Equipment of equal or greater value in the ordinary course of business.

Change of Name, Locations, etc. Pledgor will not (i) change its name, or, if applicable, the state in which it is registered, (ii) change its chief executive office from the location thereof listed on Annex C, (iii) except as permitted by Section 4.5, remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C or as described in Section 3.3, or keep or maintain any Collateral (other than goods in transit) at a location not listed on Annex C or described in Section 3.3, unless in each case Pledgor has (A) given fifteen (15) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may (but has no duty to) reasonably request, and (B) delivered to the Collateral Agent via email fifteen (15) days prior to any such change or removal of such documents, instruments and financing statements as may be required under applicable law, and the Collateral Agent has had a reasonable chance to review such documents, instruments and financing statements, paid all necessary filing and recording fees and taxes, in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2, delivered an Officers’ Certificate (as defined in the Indenture) certifying the facts of such changes, and taken all other actions reasonably requested by the Collateral Agent (provided that delivery of an opinion of counsel may only be requested where required by the Indenture).

Records; Inspection.

(a)       Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Collateral Agent such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral or from time to time, as the Collateral Agent may reasonably request.

(b)       Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Collateral Agent for inspection and review at Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and any such other information, if any, as the Collateral Agent shall reasonably request); provided, that Collateral Agent agrees to maintain the confidentiality of such information on terms reasonably acceptable to the Pledgor and provided further that Pledgor shall not be obligated to provide any information that is “classified” for reasons of national security or foreign policy or otherwise restricted from disclosure under applicable laws or agreements.

Instruments. Pledgor agrees that if any Collateral shall at any time be evidenced by a promissory note, tangible Chattel Paper or other Instrument (other than checks or other Instruments for deposit in the ordinary course of business), subject to the Intercreditor Agreements, the same shall promptly be duly endorsed to the order of the Collateral Agent and physically delivered to the Collateral Agent to be held as Collateral hereunder.

Inventory and Equipment. Pledgor will, in accordance with sound business practices, maintain all Equipment and Eligible Inventory held by it or on its behalf in good repair and working and saleable or useable condition, except for ordinary wear and tear in respect of the Equipment; provided, that the foregoing shall not restrict or prohibit the Paducah Transition or the transactions contemplated by the ACP Grant. Unless an Event of Default has occurred and is continuing and the Pledgor has knowledge thereof, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, process, use, ship, deliver and, in the ordinary course of business or as otherwise permitted under the Indenture, sell, transfer, lease or otherwise dispose of its Inventory or Equipment. Pledgor further agrees that its Inventory will be produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, if such Inventory is produced by Pledgor at a facility operated by Pledgor in the United States. No Pledgor will, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of Pledgor’s Equipment constituting Collateral except pursuant to a sale of such Collateral to a third party permitted by this Agreement or the Indenture.

Taxes. Pledgor will, to the extent required under Section 4.05 of the Indenture, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims for taxes, assessment, governmental charges or levies that, if unpaid, might become a Lien upon any of the Collateral.

Insurance.

(a)       Pledgor will maintain and pay for, or cause to be maintained and paid for, with responsible insurance companies, insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is required pursuant to Section 4.12 of the Indenture.

(b)       Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(c)       If Pledgor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Collateral Agent may, without waiving or releasing any obligation or Default, at Pledgor’s expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Collateral Agent, including reasonable attorneys’ fees, court and out of pocket costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Collateral Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

(d)       Pledgor will deliver to the Collateral Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Pledgor will deliver to the Collateral Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder (or issuance of a replacement policy from another insurance company meeting the requirements of this Section 4.7) plus such other evidence of payment of premiums therefor as the Collateral Agent may request. Upon the reasonable request of the Collateral Agent, from time to time, Pledgor will deliver to the Collateral Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

Intellectual Property.

(a)       If at any time a Credit Agreement is outstanding and such Credit Agreement requires that the Pledgor deliver an updated schedule of material Copyrights, Patents and Trademarks to the Credit Agreement Agent, then whenever the Pledgor so delivers such an updated schedule to the Credit Agreement Agent, it shall also deliver the copies of such updated schedules to the Collateral Agent. If there is no Credit Agreement outstanding or such Credit Agreement does not require that the Pledgor deliver updated schedules of material Copyrights, Patents and Trademarks periodically, then the Pledgor shall nonetheless deliver updated schedules of Copyrights, Patents and Trademarks included in the Collateral not less frequently than once per calendar year commencing on the first anniversary date of the Deferred Interest Triggering Event and, if an Event of Default shall have occurred and be continuing, updated schedules will be delivered to the Collateral Agent. As of the date on which the Lien on the Deferred Interests attaches, Pledgor will, at its own expense, execute and deliver a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits B, C and D, as applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof), as the case may be, of Pledgor, described in Annexes D, E and F hereto. In the event that after such date, Pledgor shall acquire any registered Copyright Collateral, Patent Collateral or Trademark Collateral or effect any registration of any such Copyright Collateral, Patent Collateral or Trademark Collateral or file any application for registration thereof, within the United States, Pledgor shall promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex D, E or F hereto or to add additional exhibits hereto to include any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof) that becomes part of the Collateral under this Agreement, and Pledgor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within ten (10) days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits B, C and D, as applicable, together in all instances with any other agreements, instruments and documents that the Collateral Agent may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyright Collateral, Patent Collateral and Trademark Collateral, and Pledgor hereby appoints the Collateral Agent its attorney-in-fact, upon the occurrence and the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to Pledgor. In that connection, Pledgor shall also execute and deliver on the date on which the Lien on the Deferred Interests attaches, one copy of the Special Power of Attorney in the form of Annex H hereto.

(b)       The Pledgor shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Pledgor to which any such applications pertain, and do all acts (or refrain from doing all acts), in any such instance, reasonably necessary to preserve and maintain all material rights in Patents, Trademarks or Copyrights, unless such Patents, Trademarks or Copyrights are not material to the business of the Pledgor, as reasonably determined by the Pledgor consistent with prudent and commercially reasonable business practices.

(c)       From and after the date on which the Lien on the Deferred Interests attaches, Pledgor shall notify the Collateral Agent promptly in writing if it knows or has reason to know that any material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding Pledgor’s ownership of any material Patent Collateral, Trademark Collateral or Copyright Collateral, its right to register the same, or to keep and maintain the same.

(d)       From and after the date on which the Lien on the Deferred Interests attaches, in the event that any Collateral consisting of material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of Pledgor’s business is believed infringed, misappropriated or diluted by a third party, Pledgor shall notify the Collateral Agent promptly in writing after it learns thereof and shall, if consistent with the exercise of reasonable business judgment and applicable laws, regulations and agreements to which the applicable Pledgor is a party, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(e)       From and after the date on which the Lien on the Deferred Interests attaches, upon the occurrence and during the continuance of any Event of Default, Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of Pledgor’s right, title and interest thereunder to the Collateral Agent or its designee.

Delivery of Collateral. Subject to the Intercreditor Agreements and Section 8.16 hereof, all certificates or instruments representing or evidencing any material Account, Equity Interest or other Collateral delivered to the Collateral Agent pursuant to this Agreement, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed, and in each case such other instruments or documents required or as the Collateral Agent may, but is not required to, request (provided that delivery of an opinion of counsel may only be requested where required by the Indenture). Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to the requirements for delivery.

Protection of Security Interest. Pledgor agrees that it will use commercially reasonable efforts, at its own cost and expense, to take any and all actions necessary to warrant and defend the right, title and interest of the Collateral Agent and Secured Parties in and to the Collateral against the claims and demands of all other persons.

Control of Investment Property, Deposit Accounts and Electronic Chattel Paper. Subject to the Intercreditor Agreements, the last sentence of Section 3.2 and Section 8.16 hereof, if any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent (or the Credit Agreement Agent as agent or bailee for the Collateral Agent) to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Deposit Account (whether now owned or hereafter acquired), other than any Excluded Account, is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Article 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 9-104 (or its successor provision) of the Uniform Commercial Code) of such Deposit Account and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Account of Pledgor would constitute “electronic chattel paper” as defined under the Uniform Commercial Code, Pledgor will promptly notify the Collateral Agent in writing and will take such other steps as may be necessary to give the Collateral Agent (or the holder of any Designated Senior Claim or a representative of such a holder, as agent or bailee for the Collateral Agent) “control” over such electronic chattel paper (within the meaning of Section 9-105 of the Uniform Commercial Code). Notwithstanding the foregoing, the provisions of any control agreement shall provide that the Company may terminate such control agreement by delivery of a written certification to each of the relevant deposit bank, securities intermediary, issuer or custodian, as applicable, and the Collateral Agent that the property subject to such control agreement is subject to another control agreement for the benefit of the holders of any senior Lien or their agent or other representative who are parties to the applicable Intercreditor Agreements (provided that the foregoing termination shall not apply to any control agreement that established the control of both the Collateral Agent and the holders of such senior Lien so long as such control is consistent with the priorities established by the Intercreditor Agreements). The Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the Intercreditor Agreements, (ii) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of senior Liens or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the senior Liens, or (iii) cause any control agreement for the benefit of any holders of senior Liens to be subject to the Uniform Commercial Code. The Company agrees that it will not exercise its right to terminate any such separate control agreements in favor of the Collateral Agent so long as the consent referred to in clause (i) is obtained or if such separate control agreement is amended in accordance with clause (ii) rather than replaced.

Supplements to Schedules and Annexes. The Pledgor shall, from time to time, amend or supplement in writing and deliver to the Collateral Agent revisions of and supplements to the Annexes and schedules hereto to the extent necessary to disclose new or changed facts or circumstances arising after the date hereof, which, if existing or occurring on such date, would have been required to be set forth or described in such Annex or schedule hereto; provided that (i) in connection with any amendment or supplement to Annex B, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment or supplement (or such shorter period as the Collateral Agent may approve in writing), shall comply with Section 4.2 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (ii) in connection with any amendment or supplement to Annex G, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment or supplement (or such shorter period as the Collateral Agent may approve), shall comply with Sections 3.9 and 4.11 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (iii) in connection with any amendment or supplement to Annex C, the Pledgor shall comply with Section 4.2, (iv) in connection with any amendment or supplement to Annexes D, E or F, the Pledgor shall comply with Section 4.8(a), and (v) no such amendment or supplement to any such Annex shall constitute a waiver of any Default or Event of Default in existence on or prior to the date of such amendment or supplement. Any reference to an Annex or schedule in this Agreement shall refer to such Annex as amended or supplemented from time to time in accordance with this Section 4.12. Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to such changed facts or circumstances.

ARTICLE V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

Ownership; After-Acquired Equity Interests.

(a)       Except as otherwise permitted by the Indenture, Pledgor will cause the Equity Interests pledged by it hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each subsidiary of Pledgor, such that the issuer thereof shall be a wholly owned subsidiary of Pledgor. Unless the Collateral Agent shall have given its prior written consent, Pledgor will not cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than Pledgor, or cause, permit or consent to the admission of any other person as a stockholder, partner or member of any such issuer.

(b)       If Pledgor shall, at any time and from time to time, acquire any additional capital stock or other Equity Interests in any person of the types described in the definition of the term “Equity Interests”, the same shall be automatically deemed to be Equity Interests, and shall be deemed to be pledged to the Collateral Agent pursuant to Section 2.1 and, subject to the Intercreditor Agreements, Pledgor will forthwith pledge and, subject to Section 8.16 hereof, deposit the same with the Collateral Agent and deliver to the Collateral Agent any certificates or instruments therefor, together with the endorsement of Pledgor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank, together with such other certificates and instruments as the Collateral Agent may, but is not required to, reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Collateral Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) in respect thereof. Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof, provided that the failure of Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Collateral Agent in such Collateral or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto.

(c)       Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Collateral Agent in writing thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a direct or indirect subsidiary of the Parent) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

Voting Rights. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to its obligations under Section 5.1) which have become Collateral, and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Intercreditor Agreements or the Indenture, or have the effect of impairing the position or interests of the Collateral Agent or any other Secured Party in such Collateral.

Dividends and Other Distributions. Except as provided otherwise herein or in the Indenture, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests which have become Collateral shall be paid to the Collateral Agent and retained by it in a non-interest bearing account as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Collateral Agent shall also be entitled at all times to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests which have become Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Indenture, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor and, subject to the Intercreditor Agreements and Section 8.16 hereof, shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements) or in the case of cash, by wire transfer pursuant to payment instructions provided by Collateral Agent to Pledgor. Any such cash shall be retained in a non-interest bearing account.

ARTICLE VI

REMEDIES

Remedies. If an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreements (which may limit or preclude the exercise of rights under this Article VI), the Collateral Agent, at the direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable, shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under the Indenture, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing (other than as provided in the Intercreditor Agreements), to exercise the following rights, which Pledgor agrees to be commercially reasonable:

(a)       To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Collateral Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Collateral Agent or to an account designated by the Collateral Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from the other funds of Pledgor and, subject to the Intercreditor Agreements, shall be forthwith deposited into such account or paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

(b)       To receive, open and properly dispose of all mail addressed to Pledgor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as Pledgor might have done;

(c)       Subject to applicable law and regulation, to transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(d)       Subject to applicable law and regulation, to require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and to the extent permitted by applicable law make it available to the Collateral Agent at a place designated by the Collateral Agent and Pledgor further agrees that the Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

(e)       To the extent permitted by applicable law, to enter and remain upon the premises of Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire or as is necessary or advisable, in order to effectively collect or liquidate the Collateral;

(f)       Subject to applicable law and regulation and the Intercreditor Agreements, to exercise, but only at the request of the Trustee acting in accordance with the Indenture, to the extent permitted by applicable law, (i) all voting, consensual and other rights and powers pertaining to the Equity Interests (whether or not transferred into the name of the Collateral Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange any and all of the Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of the Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency and give all consents, waivers and ratifications in respect of the Equity Interests, all without liability except to account for any property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes Pledgor will promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, all such proxies and other instruments to enable the Collateral Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY EQUITY INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(g)       Subject to applicable law and regulation, to sell, resell, assign and deliver all or any of the Collateral, in one or more parcels, on any securities exchange on which any Equity Interests may be listed, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may, but is not required to, resell such Collateral. In no event shall Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, and Pledgor hereby expressly waives, to the fullest extent permitted under applicable law, all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral. The Collateral Agent shall, to the extent required by applicable laws, comply with any applicable state or federal law requirements in connection with the sale or other disposition of the Collateral and Pledgor agrees that such compliance is commercially reasonable. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like and Pledgor agrees that such disclaimer is commercially reasonable.

Application of Proceeds.

(a)       Subject to the Intercreditor Agreements, all Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder following the occurrence and during the continuance of an Event of Default shall be applied in accordance with the Indenture.

(b)       Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Secured Obligations. Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Grant of License. To the extent permitted by applicable law and the Intercreditor Agreements and solely for the purpose of enabling the Secured Parties to exercise rights and remedies under this Article VI, and at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, Pledgor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Pledgor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or hereafter acquired by Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Collateral Agent shall be exercised only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

Private Sales.

(a)       Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Equity Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more persons who will represent and agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Collateral Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Equity Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Equity Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Pledgor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which any Equity Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Equity Interests to more than one offeree.

(b)       Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

Waivers. Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the other Financing Documents) or to require the Collateral Agent to pursue any third party for any of the Secured Obligations.

ARTICLE VII

THE COLLATERAL AGENT

The Collateral Agent; Standard of Care.

(a)       The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof and the Indenture. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Indenture are only those expressly set forth in this Agreement and the Indenture. The Collateral Agent shall act at the direction of the Trustee (acting on written direction of the appropriate percentage of Holders under the Indenture) who shall give directions to the Collateral Agent pursuant to the Indenture. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and shall not make the Collateral Agent liable to any Person. Except for treatment of the Collateral in its possession in the same manner as that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature for its own account, and the accounting for moneys actually received by it hereunder in the exercise of reasonable care, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to Pledgor (i) for any loss or damage sustained by Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

(b)       The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Secured Obligations. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements, continuation statements or termination statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Security Document) and such responsibility shall be solely that of the Pledgor. In connection with its execution and acting under this Agreement, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the other Security Documents, all of which are incorporated by reference herein mutatis mutandis. Notwithstanding anything to the contrary herein, express or implied, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers (including making any determination or deeming any matter appropriate, necessary or satisfactory) unless it first receives written direction from the Trustee acting on behalf of the appropriate percentage of Holders under the Indenture. Furthermore, if the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Trustee (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the itself and the Trustee and the Collateral Agent shall have no liability to any Person for such action or inaction.

(c)       Notwithstanding anything to the contrary herein, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent, to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with the written direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Security Document, or confer any rights or benefits on any party hereto.

Further Assurances; Attorney-in-Fact.

(a)       Pledgor hereby authorizes the Collateral Agent to sign (to the extent the Pledgor’s signature is required thereon) financing statements and amendments thereto relating to all or any part of the Collateral without the signature of Pledgor (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state); provided that, promptly following the filing thereof, the Pledgor shall provide the Collateral Agent with a copy of any initial financing statement filed by it or any amendment to any initial financing statement which changes the collateral description set forth therein. The Pledgor further agrees to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require under applicable law to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

(b)       Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time, after the occurrence and during the continuance of an Event of Default (except for the actions described in clauses (ii), (iv) and (vii) below which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that are necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i)       to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii)       to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii)       to obtain, maintain and adjust any property or casualty insurance required to be maintained by Pledgor under Section 4.7 and direct the payment of proceeds thereof to the Collateral Agent;

(iv)       to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, any such payments made by the Collateral Agent to become Secured Obligations of the Pledgor to the Collateral Agent, due and payable immediately and without demand (provided that the Collateral Agent shall not pay any tax obligation being contested by the Pledgor as indicated on Schedule II hereto);

(v)       to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(vi)       to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgor’s expense, all other acts and things necessary to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(vii)       to sign the name of Pledgor on (to the extent the Pledgor’s signature is required thereon) and to file any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s Permitted Discretion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement;

(c)       If Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

Indemnity and Expenses. The Pledgor agrees:

(a)       to indemnify and hold harmless the Collateral Agent, the Trustee, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) in any way arising out of or in connection with this Agreement, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)       to pay and reimburse the Collateral Agent and the Trustee upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) that the Collateral Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article VI), under the Indenture or Notes or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations and the discharge of the Indenture.

No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement, the Indenture and the Notes are cumulative and in addition, to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or the Indenture or Notes or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

Pledgor’s Obligations Absolute. Until such time as this Agreement terminates pursuant to Section 8.6, Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of, the Collateral Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected (unless agreed to by the parties hereto) by reason of any of the following, whether or not Pledgor has knowledge thereof:

(i)       any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Indenture, the Guarantee, the Notes, any other Security Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii)       the invalidity or unenforceability of any Secured Obligations or any provisions of the Indenture, the Notes, the Guarantee, any other Financing Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii)       the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor or the addition or release of any Pledgor hereunder;

(iv)       any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

(v)       any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi)       the exercise of any right or remedy available under the Indenture, the Notes or other Security Document, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii)       any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations;

(viii)       any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(ix)       any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Issuer, Pledgor or a surety or guarantor generally, other than a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture.

Enforcement. By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the the Trustee who shall act in accordance with the Indenture, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Article 9 of the Indenture, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, (ii) be binding upon and enforceable against Pledgor and its successors and assigns (provided, however, that, except as may otherwise be permitted by the Indenture, Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the requisite Holders pursuant to Article 9 of the Indenture and (iii) inure to the benefit of and, subject to Section 8.4, be enforceable by each Secured Party and its successors and assigns. Upon any sale, lease, transfer or other disposition by Pledgor of any Collateral (including, without limitation, any ACP Property) in a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released. Further, upon Pledgor ceasing to be a Guarantor pursuant to a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in any Collateral of Pledgor shall be released and the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to Pledgor such documents and instruments evidencing such release or termination as Pledgor may reasonably request and will assign, transfer and deliver to Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Indenture.

Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which Pledgor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 8.7. The Collateral Agent may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Qualifications Regarding Pledgor Disclosures. Notwithstanding anything to the contrary set forth herein, in no event shall Pledgor be required to provide in any annex, exhibit or schedule hereto, or in response to any disclosure required hereunder, any information that is “classified” for reasons of national security or foreign policy under applicable laws, and each of the Pledgor’s representations and warranties hereunder and the annexes, exhibits and schedules hereto are so qualified.

Certain Regulatory Restrictions. Notwithstanding anything to the contrary set forth herein, certain rights, remedies and powers provided the Collateral Agent in this Agreement, such as (a) actions by the Collateral Agent that would constitute a direct or indirect transfer of control of one or more Permits (as defined below), within the meaning of Section 184 of the Atomic Energy Act of 1954, as amended, and (b) actions (other than acquiring title or ownership to Inventory or Equipment by foreclosure or otherwise pursuant to existing general licenses from the NRC issued to and generally available for use by any person) that involve taking possession or controlling the use of nuclear materials or facilities for which a Permit is required, are subject to regulatory restrictions that may require the Collateral Agent to obtain the prior written consent or approval of the NRC, and all provisions of this Security Agreement shall be limited to conform with such restrictions. For purposes hereof, “Permits” means permits, licenses, certificates, approvals and other authorizations issued by the NRC, or by a state agency exercising NRC’s authority under an agreement with the NRC.

Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreements is in effect, any requirement to deliver possession of any Collateral to the Collateral Agent or to give the Collateral Agent “control” over any Collateral shall be deemed to be satisfied if the holder of a Lien or any representative thereof shall have such possession or control and such holder or representative as the case may be has agreed in the applicable Intercreditor Agreement to also hold such possession or control as agent or bailee for the benefit of the Collateral Agent; provided, however, that notwithstanding the foregoing, the Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the applicable Intercreditor Agreement, (ii) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of senior Liens or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the Senior Liens, or (iii) cause any control agreement for the benefit of any holders of senior Liens to be subject to the Uniform Commercial Code.

No Recourse to the United States. The obligations of the Pledgor under this Agreement, the Indenture and the Notes are the obligations of the Pledgor and are not obligations of, or guaranteed as to principal or interest by, the United States.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PLEDGOR:

UNITED STATES ENRICHMENT CORPORATION

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:

DELAWARE TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of             , 20    , is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to herein below. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of February 14, 2017 (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) made by the Pledgor in favor of                     , as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent and together with its successors and assigns in such capacity, the “Collateral Agent”), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement. The Pledgor hereby confirms that all representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of the Security Agreement are true and correct with respect to the Equity Interests listed on Annex A to this Pledge Amendment. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

UNITED STATES ENRICHMENT CORPORATION

By:

Title:

Exhibit A to

Pledge and Security Agreement

 Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in Issuer

Exhibit B to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), has adopted, used and is using the copyrights listed on Schedule I annexed hereto, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of February 14, 2017 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Copyrights, all extensions, continuations, continuations-in-part, renewals and reissues thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may now or hereafter exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign unto Grantee and grant to Grantee, for the ratable benefit of the Secured Parties a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (COPYRIGHTS)

Exhibit C to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(PATENTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the patents issued by and/or patent applications filed with the United States Patent and Trademark Office, as more particularly described on Schedule I annexed hereto (the “Patents”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of February 14, 2017 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (PATENTS)

ISSUED PATENTS

Title	Date Issued	Patent No.

PENDING PATENT APPLICATIONS

Title	Serial Number / Filing Date

SECURITY AGREEMENT

(TRADEMARKS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the United States registered trademarks and/or trademark applications listed on Schedule I annexed hereto (the “Trademarks”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of February 14, 2017 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (TRADEMARKS)

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Reg. Date. (if applicable)	Reg. No./ Serial No.

Page

ANNEX A

[RESERVED]

ANNEX B

Location of Filing for UCC Financing Statements: Secretary of State of the State of Delaware

ANNEX C

(i) Address of Chief Executive Office:

(ii) Address of each other Place of Business:

(iii) State of Incorporation: Delaware

(iv) Organizational I.D. Number:

(v) Address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained:

(vi) Address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed below, (B) between locations listed below, or (C) to processors or a location listed below.

(vii) Except as may be otherwise noted below, all locations identified in clause (vi) above are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer:

(viii) Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except:

(continued)

Page

ANNEX D – [To be Completed When Lien on Deferred Interests Attaches]

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

ANNEX E – [To be Completed When Lien on Deferred Interests Attaches]

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX F – [To be Completed When Lien on Deferred Interests Attaches]

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

(continued)

Page

ANNEX G – DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Financial Institution	Address	Account Number	Account Holder

Securities Accounts:

Financial Institution	Address	Account Number	Account Holder

ANNEX H – SPECIAL POWER OF ATTORNEY

ANNEX I – COPYRIGHTS ON THE DATE HEREOF

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

(continued)

Page

ANNEX J – PATENTS ON THE DATE HEREOF

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX K – TRADEMARKS ON THE DATE HEREOF

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

SCHEDULE I – IP EXCEPTIONS TO SECTION 3.7

SCHEDULE II – TAXES BEING CONTESTED PER SECTION 7.2(b)(iv)

(continued)

ARTICLE I DEFINITIONS	3
1.1 Defined Terms	3
1.2 Classified Information	7
1.3 Other Terms	8
ARTICLE II CREATION OF SECURITY INTEREST	8
2.1 Pledge and Grant of Security Interest	8
2.2 Security for Secured Obligations	9
2.3 Deferred Interests	9
2.4 Inventory Account	11
ARTICLE III REPRESENTATIONS AND WARRANTIES	11
3.1 Ownership of Collateral	11
3.2 Security Interests; Filings	11
3.3 Locations	12
3.4 Authorization; Consent	12
3.5 No Restrictions	12
3.6 Equity Interests	12
3.7 Intellectual Property	12
3.8 Documents of Title	13
3.9 Deposit Accounts and Securities Accounts	13
ARTICLE IV COVENANTS	13
4.1 Use and Disposition of Collateral	13
4.2 Change of Name, Locations, etc	13
4.3 Records; Inspection	14
4.4 Instruments	14
4.5 Inventory and Equipment	14
4.6 Taxes	14
4.7 Insurance	14
4.8 Intellectual Property	15
4.9 Delivery of Collateral	16
4.10 Protection of Security Interest	16
4.11 Control of Investment Property, Deposit Accounts and Electronic Chattel Paper	16
4.12 Supplements to Schedules and Annexes	17
ARTICLE V CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS	18
5.1 Ownership; After-Acquired Equity Interests	18
5.2 Voting Rights	18
5.3 Dividends and Other Distributions	18
ARTICLE VI REMEDIES	19
6.1 Remedies	19
6.2 Application of Proceeds	21
6.3 Grant of License	21
6.4 Private Sales	21
6.5 Waivers	22

(continued)

ARTICLE VII THE COLLATERAL AGENT	22
7.1 The Collateral Agent; Standard of Care	22
7.2 Further Assurances; Attorney-in-Fact	23
ARTICLE VIII MISCELLANEOUS	25
8.1 Indemnity and Expenses	25
8.2 No Waiver	25
8.3 Pledgor’s Obligations Absolute	25
8.4 Enforcement	26
8.5 Amendments, Waivers, etc	26
8.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival	26
8.7 Notices	27
8.8 Applicable Law	27
8.9 Severability	27
8.10 Construction	27
8.11 Counterparts	27
8.12 Submission to Jurisdiction	27
8.13 WAIVER OF JURY TRIAL	27
8.14 Qualifications Regarding Pledgor Disclosures	28
8.15 Certain Regulatory Restrictions	28
8.16 Intercreditor Agreements	28
8.17 No Recourse to the United States	28

Exhibit B – Security Agreement (Copyrights)

Exhibit C – Security Agreement (Patents)

Exhibit D – Security Agreement (Trademarks)

Annex A – [Reserved]

Annex B – Filing Locations

Annex C – Pledgor Information

Annex D – Copyrights as of Deferred Interest date

Annex E – Patents as of Deferred Interest date

Annex F – Trademarks as of Deferred Interest date

Annex G – Deposit and Securities Accounts

Annex H – Special Power of Attorney

Schedule I – IP Exceptions to Section 3.7

Schedule II – Taxes being contested per Section 7.2(b)(iv)